As filed with the Securities and Exchange Commission on May 23, 2002

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933

                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

             Michigan                                        38-1688835
     (State or other jurisdiction                          (I.R.S. Employer
    of incorporation or organization)                   Identification Number)

                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (989) 875-4144
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Jeffrey S. Barker
                      President and Chief Executive Officer
                    Commercial National Financial Corporation
                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (989) 875-4144
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                                                                    CALCULATION OF REGISTRATION FEE
                                     =========================================================================================
                                                                 Proposed                   Proposed
Title of each class                   Amount                      Maximum                    Maximum               Amount of
  of Securities                        to be                   Offering Price               Aggregate             Registration
 to be Registered                   Registered                  Per Unit                 Offering Price               Fee

Common Shares                       225,000 (1)                  $13.00(2)               $2,925,000(2)             $269.10(2)


(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.
(2) Estimated based on the average price of the common stock on May 17, 2002, pursuant to Section 6(b) and in accordance with Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                               COMMERCIAL NATIONAL
                              FINANCIAL CORPORATION

                                   PROSPECTUS

                           DIVIDEND REINVESTMENT PLAN

                        OFFERING UP TO 345,000 SHARES OF
                         COMMON STOCK, WITHOUT PAR VALUE


         The Dividend Reinvestment Plan (the "Plan") of Commercial National Financial Corporation (the "Corporation") provides holders of the Corporation's Common Stock, without par value ("Common Stock"), with a convenient method of purchasing additional shares of Common Stock by automatically reinvesting your cash dividends received on shares of Common Stock without payment of any brokerage commission or service charge.

         The shares purchased for you under the Plan may be newly issued shares or shares purchased in the open market, at the Corporation's option. The Plan currently provides that shares purchased for you with reinvested dividends will be purchased at ninety-five percent (95%) of the fair market value determined as provided in the Plan. The Corporation, however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements, and other factors.

         If you are enrolled in the Plan you will continue to be enrolled unless you notify Commercial Bank, Agent for the Plan, that you wish to withdraw from participation (see "Description of the Plan"). If you do not wish to participate in the Plan you will continue to receive cash dividends, as declared, by check or direct deposit in the usual manner.

         This Prospectus relates to shares of Common Stock of the Corporation registered for purchase under the Plan. It is suggested that you retain this Prospectus for future reference.
                                 ---------------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
               DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
                  ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

                       THIS PROSPECTUS IS NOT AN OFFER TO
                    SELL SECURITIES AND IS NOT SOLICITING AN
                     OFFER TO BUY SECURITIES IN ANY STATE OR
                COUNTRY WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this Prospectus is May 20, 2002.


         No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date of this Prospectus.


                    COMMERCIAL NATIONAL FINANCIAL CORPORATION

         Commercial National Financial Corporation (the "Corporation") is the issuer of the shares of Common Stock offered hereby. The Corporation is a financial holding company, owning all of the outstanding stock of Commercial Bank of Ithaca, Michigan. Commercial Bank has two wholly-owned subsidiaries-CNFC Financial Services, Inc. and CNFC Mortgage Corporation.

         The Corporation was incorporated under the laws of the State of Michigan in 1987 for the purpose of acquiring Commercial Bank (f/k/a Commercial National Bank). The Corporation's main offices are located at 101 North Pine River, Ithaca, Michigan 48847, and its telephone number is (989) 875-4144.

         Aside from the stock of its subsidiary bank, the Corporation has no substantial assets. The Company's income depends upon management fees, interest charges, and dividends received from its subsidiary bank, which are limited by applicable state and federal regulations.

         As a financial holding company, the Corporation has broader corporate powers than its subsidiary bank. These broader corporate powers principally include the power to engage in certain nonbanking businesses closely related to banking, to own the capital stock of banks located in Michigan, and to own the capital stock of business corporations which are not banks, located either within Michigan or outside of Michigan, all subject, however, to the provisions of the Bank Holding Company Act of 1956, as amended, and regulations of the Board of Governors of the Federal Reserve System.

                             DESCRIPTION OF THE PLAN

         The following is a question and answer statement of the provisions of the Plan.


          1.      What is the purpose of the Plan?


                  The purpose of the Plan is to provide holders of record of shares of the Common Stock of the Corporation with a convenient and economical method of investing cash dividends in additional shares of Common Stock, so long as such additional shares are being made available by the Corporation, or, if additional shares are not being made so available, in shares of Common Stock purchased in the open market without payment of any brokerage commission or service charge. Shares of Common Stock purchased from the Corporation's authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market.


          2.      What are the advantages of the Plan?


                  You may have cash dividends on your shares of Common Stock automatically reinvested in shares of Common Stock at a five percent (5%) discount from the current market value of the Common Stock (as determined under the Plan) and without paying any brokerage commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to your account. In addition, dividends in respect of such fractions, as well as full shares, are credited to your account. You can avoid the inconvenience and expense of safekeeping certificates for shares credited to your account under the Plan (see Question 17). You will receive quarterly statements of accounts for simplified recordkeeping.


          3.      Who administers the Plan?


                  Commercial Bank (the "Agent"), a wholly owned subsidiary of the Corporation, administers the Plan for you, keeps records, sends quarterly statements of account and performs other duties relating to the Plan (see Question 29). Shares of Common Stock purchased under the Plan are registered in the name of the Agent (or its nominee), as agent, and credited to the accounts of the respective participants.

          4.      Who is eligible to participate?


                  If you are a holder of record of shares of Common Stock you are eligible to participate in the Plan, except as described below. Although shares purchased with reinvested dividends are registered in the name of the Agent (see Question 3), you will continue to hold those shares currently held in your own name and you should not transfer such shares to the Agent. The Corporation reserves the right to exclude participation if you reside in a jurisdiction other than Michigan, having laws or regulations that impose conditions which the Corporation finds unacceptable to its making the Plan available in such jurisdiction or if you fail to provide documentation acceptable to the Corporation of your state or country (if other than the United States) of residence. Consequently, the Plan may not be available to you if you live in a state other than Michigan or in a country other than the United States. If you wish to participate in the Plan, you must certify your state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Agent if such state or country of residence changes (see Question 9). Upon receipt of the Authorization Form, the Agent will notify you within a reasonable time if the Plan is not available in the state or country where you reside.


          5. Can a beneficial owner who is not a holder of record participate in the Plan?


                  If you are a beneficial owner of shares of Common Stock whose shares are registered in a name other than your own (for instance, in the name of a broker or nominee) you must become a shareholder of record by having your shares transferred into your own name in order to be eligible to participate fully in the Plan. Beneficial owners interested in participating in the Plan indirectly through brokers or nominee shareholders should contact their brokers or nominee shareholders to determine whether such indirect participation is available to them. The broker or nominee must certify your state or country (if other than the United States) of residence in the Authorization Form and undertake to promptly notify the Agent of any changes in such state or country of residence (see Question 9). Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where you reside.


          6.      How do I participate?


                  If you are a holder of record of shares of Common Stock, you may join the Plan at any time by completing and signing an Authorization Form and returning it to the Agent. An Authorization Form may be obtained by written request to the Agent (see Question 29).

         7.      When will investment of dividends start?


                  The record dates for the payments of dividends with respect to the Corporation's Common Stock are chosen from time to time by the Board of Directors of the Corporation and are customarily in the months of March, June, September and December of each year. If the Authorization Form is received by the Agent before the record date for determining the holders of shares entitled to the next dividend, the reinvestment of dividends will commence with the next dividend. If the Authorization Form is received on or after such record date, the reinvestment of dividends will not start until payment of the ensuing dividend. The Authorization Form must be forwarded so that it will be received prior to the first day of the record date month in which you desire to commence participation.

                  You are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.


          8. Are shareholders enrolled in the Plan required to send in a new Authorization Form annually?


                  No. If you are currently enrolled in the Plan, you will continue to be enrolled in the Plan without further action on your part, unless you move to a state or country where the Plan is not available or give notice to the Agent in writing that you wish to withdraw from participation. (See the answers to Questions 21 and 22 for information concerning withdrawal from the Plan.)


          9.      What does the Authorization Form provide?


                  The Authorization Form directs the Agent to apply all of your cash dividends on all shares of Common Stock of the Corporation registered in your own name, as well as on all shares credited to your account under the Plan, to the purchase of shares of Common Stock under the Plan.

                  The Authorization Form also requires the holder of record, broker or nominee to indicate the state or country (if other than the United States) of residence of the beneficial owner and to promptly notify the Agent if such state or country of residence changes.


         10. May a participant elect to make optional cash payments under the Plan?


                  No. Your participation in the Plan is limited to directing the Agent to apply all dividends on Common Stock held of record by you to the purchase of shares of Common Stock under the Plan. You may not make optional cash payments under the Plan.

         11. Are there any expenses to participants in connection with purchases under the Plan?


                  There are no brokerage fees or service charges to you in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Corporation. However, if you request the Agent to sell your shares in the event of your withdrawal from the Plan, you may be required to pay a brokerage commission, a service charge and any transfer tax (see Question 21).


         12.      How will shares be purchased under the Plan?


                  Cash dividends will be invested on each dividend payment date for the Common Stock (generally during the months of April, July, October and January of each year). To the extent the Corporation is making additional shares of Common Stock available for purchase under the Plan in respect of any dividend payment date, the Agent will purchase such additional shares of Common Stock from the Corporation. To the extent the Corporation is not then making additional shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market. The Corporation reserves the right, in its sole discretion, to cease or resume making additional shares of Common Stock available for such purposes at any time and from time to time.

                  If the Corporation determines not to make additional shares of Common Stock available for purchase under the Plan and in the event applicable law or the closing of the securities markets requires temporary curtailment or suspension of open market purchases of shares of Common Stock, the Agent is not accountable for its inability to make purchases at such time. If additional or other shares of Common Stock are not available for purchase for a period longer than 90 days, the Agent will promptly mail to you a check in the amount of any unapplied funds in your account.


         13.      What will be the price of shares purchased under the Plan?


                  The price of Common Stock purchased with reinvested dividends will be ninety-five percent (95%) of the Market value of the Common Stock. "Market value" is defined as the weighted average price of all sales of Common Stock known to management, which occurred during the immediately proceeding 3-month period, other than sales involving officers, directors or other affiliates of the Corporation. If the Board of Directors determines that such information is for any reason not a reliable determination of the Market value of the Common Stock, the Board of Directors shall determine the Market value of the Common Stock as of the date immediately preceding the dividend payment date. In making the determination, the Board of Directors may consider the financial condition of the Corporation and its recent operating results, values of publicly traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board of Directors in its sole and absolute discretion deems relevant.

                  If in the future, transactions of the Common Stock become reported on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"), the price of shares of Common Stock purchased from the Corporation with reinvested cash dividends will be ninety-five percent (95%) of the last reported sale price for the Common Stock at the close of trading on the over-the-counter market as quoted by NASDAQ on the trading day immediately preceding the dividend payment date. If in the future the Common Stock becomes quoted by NASDAQ in the bid and asked quotations but the volume of transactions is insufficient to be quoted by NASDAQ as a transaction reported, then the price of shares of Common Stock purchased from the Corporation with reinvested cash dividends will be ninety-five percent (95%) of the average of the high bid and low asked quotation for the Common Stock as reported by NASDAQ for the three trading days immediately preceding the dividend payment date.


         14.      How many shares will be purchased for participants?


                  The number of shares that will be purchased for you on any dividend payment date will depend on the amount of your dividend and the purchase price of the shares of Common Stock. Your account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four decimal places).


         15.      What kind of reports will be sent to participants in the Plan?


                  You will receive quarterly statements of account. These statements are your record of the costs of your purchases and should be retained for income tax purposes. In addition, you will receive the most current Prospectus for the Plan and copies of the same communications sent to all other holders of shares of Common Stock, including the Corporation's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.

         16. Will participants receive dividends on shares held in their Plan accounts?


                  Yes. Dividends on full shares, and any fraction of a share, credited to your account will be reinvested in shares of Common Stock and credited to your account.

         17. Will certificates be issued for shares of Common Stock purchased under the Plan?


                  Shares of Common Stock purchased under the Plan for your account will be registered in the name of the Agent (or its nominee), and certificates for such shares will not be issued to you until requested. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service protects you against the risk of loss, theft, or destruction of stock certificates.

                  Certificates for any number of whole shares credited to your account under the Plan will be issued at any time upon your written request to the Agent. Any remaining full shares and fraction of a share will continue to be credited to your account. Certificates for fractions of shares will not be issued under any circumstances.


         18.      In whose name will certificates be registered when issued?


                  Accounts under the Plan will be maintained in the names in which your certificates were registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued at your request (see Question 17).


         19. What happens when a participant sells or transfers all of the shares registered in the participant's name?


                  If you dispose of all shares of Common Stock registered in your name (those for which you hold certificates), the dividends on the shares credited to your account under the Plan will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.


         20.      May shares in a Plan account be pledged?


                  No. If you wish to pledge shares credited to your Plan account, you must request that certificates for such shares be issued to you.

         21.      How does a participant withdraw from the Plan?


                  You may withdraw from the Plan at any time by sending a written notice to the Agent that you wish to withdraw. When you withdraw from the Plan, or upon termination of the Plan by the Corporation, certificates for whole shares credited to your account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 22).

                  Upon withdrawal from the Plan, you may, if you desire, also request that all of the shares, both whole and fractional, credited to your account be sold by the Agent. If such sale is requested, the Agent will place a sale order, as promptly as possible after the processing of the request for withdrawal, for your account through an independent broker designated by the Agent. You will receive from the Agent a check for the proceeds of the sale less any brokerage commission and any transfer tax.


         22. What happens to a fraction of a share when a participant withdraws from the Plan?


                  When you withdraw from the Plan, a cash adjustment representing the value of any fraction of a share then credited to your account will be mailed directly to you. The cash adjustment will be based on the fair market value of the Common Stock as determined in accordance with the Plan.


         23. What happens if the Corporation issues a stock dividend or declares a stock split?


                  Any stock dividends or split shares distributed by the Corporation on shares registered in your name or credited to your account under the Plan will be added to your account and not mailed or delivered directly to you. You may, however, request the Corporation to issue certificates for such stock dividends or split shares once they are added to your account (see Question 17).


         24. How will a participant's shares be voted at meetings of shareholders?


                  For each meeting of shareholders, you will receive a proxy which will enable you to vote shares registered in your name as well as whole shares credited to your Plan account. If the proxy card is returned properly signed and marked for voting, all of such whole shares will be voted as marked. The total number of whole shares held may also be voted in person at a meeting.

                  If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of your whole shares--those registered in your name and those credited to your account under the Plan--will be voted in accordance with the recommendations of the Corporation's management, just as for nonparticipating shareholders who return proxies and do not provide instructions. If the proxy card is not returned or if it is returned unsigned, none of your shares will be voted unless you vote in person.

         25. What are the federal income tax consequences of participation in the Plan?


                  In general, you will have the same federal income tax consequences with respect to dividends payable to you on shares credited to your Plan account and on shares held by you directly as other holders of the Corporation's shares of Common Stock. In accordance with Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, you will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to your shares even though that amount is not actually received by you in cash but, instead, is applied to the purchase of shares for your account.

                  If the shares of Common Stock are purchased by the Agent in the open market, the payment of brokerage commissions and services charges by the Corporation in connection with the purchase of shares in the open market will be treated as additional dividend income to you.

                  The tax basis of shares acquired under the Plan will be the purchase price for the stock, plus, as to the shares acquired in the open market, any commissions, charges or mark-ups paid by the Corporation. For shares acquired by the Agent directly from the Corporation under the Plan, the holding period begins the day after the applicable dividend payment date. For shares acquired by the Agent in the open market under the Plan, the holding period begins on the purchase date.

                  You will not realize any taxable income when you receive certificates for whole shares credited to your account under the Plan, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, if you receive, upon withdrawal from or termination of the Plan, a cash payment for any full share then sold for you, or for a fractional share then held in your account, you will realize gain or loss measured by the difference between the amount of the cash which you receive and the price at which such full share or fractional share was credited to your account. Such gain or loss will be capital in character if such full share or fractional share is a capital asset in your hands. For further information as to tax consequences of participation in the Plan, you should consult with your own tax advisers.

                  Information for income tax purposes will be printed on your statement of account.


         26. What provision is made for foreign shareholders subject to income tax withholding?


                  If you are a foreign shareholder who elects to have your dividends reinvested and your dividends are subject to United States income tax withholding, an amount equal to the dividends payable to you, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

         27. What is the responsibility of the Corporation and the Agent under the Plan?


                  The Corporation and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate your account upon your death prior to receipt of written notice of such death.

                  YOU SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED BY YOU UNDER THE PLAN.


         28.      May the Plan be changed or discontinued?


                  The Corporation reserves the right to suspend, amend, modify, or terminate the Plan at any time. You will receive notice of any such suspension, amendment, modification, or termination. Any such modification or termination will not, of course, affect previously executed transactions.


         29.      Where should correspondence regarding the Plan be directed?


                  All correspondence regarding the Plan should be addressed to:

                                 COMMERCIAL BANK
                              101 North Pine River
                             Ithaca, Michigan 48847
                                 (989) 875-4144

                  Please mention the Commercial National Financial Corporation Dividend Reinvestment Plan on all correspondence.


                       WHERE YOU CAN FIND MORE INFORMATION

         The Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission
(SEC). You may read and copy any reports, statements or other information filed by the Corporation at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Corporation's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov". This prospectus is part of a registration statement that the Corporation filed with the SEC. This prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may inspect the registration statement and exhibits at the Commission's office, and you may obtain copies upon payment of a duplicating fee.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows the Corporation to "incorporate by reference" information into this prospectus. This means that the Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

         This prospectus incorporates by reference the documents listed below that the Corporation has previously filed with the SEC. They contain important information about the Corporation and its financial condition.

         1. Annual Report on Form 10-K for the twelve-month period ending December 31, 2001.

         2.       Current Report on Form 8-K dated January 25, 2002.

         3. Quarterly Report on Form 10-Q for the three-month period ending March 31, 2002.

         4. The description of the Corporation's Common Stock, registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form S-4 filed under the Securities Act of 1933, including any amendment or reports filed for the purpose of updating such description.

         5. All information included in appendices to the Commercial National Financial Corporation Dividend Reinvestment Plan Prospectus.

         The Corporation also incorporates by reference all future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until the termination of the plan.

         The Corporation will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to:

                  Telephone:                (989) 875-4144

                  Website Address:          http://www.commercial-bank.com

                  Mailing Address:  Commercial National Financial Corporation
                                    101 North Pine River
                                    Ithaca, Michigan 48847


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Statements, other than those based on historical facts, which address activities, events or developments that the Corporation expects or anticipates may occur in the future are forward-looking statements which are based on a number of assumptions concerning future conditions that may ultimately provide to be inaccurate. Actual events and results may materially differ from anticipated results described in such statements. The Corporation's ability to achieve such results is subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including:


         -        sharp and/or rapid changes in interest rates;

         - significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends and the ability to generate loans;

         - significant cost, delay in, or inability to execute strategic initiatives designed to grow revenues and/or manage expenses;

         - risks involved with the consummation of significant business combinations or divestitures; and

         - significant changes in accounting, tax or regulatory practices or requirements and other factors noted in connection with forward-looking statements.

         Additionally, borrowers could suffer unanticipated losses without regard to general economic conditions. The result of these and other factors could cause differences from expectations in the level of defaults, changes in the risk characteristics of the loan portfolio, and changes in the provision for loan losses. Forward-looking statements speak only as of the date made. The Corporation undertakes no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

                                 INDEMNIFICATION

         The Corporation's Articles of Incorporation and Bylaws contain provisions regarding the indemnification by the Corporation of directors, officers and other persons under certain conditions.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                 USE OF PROCEEDS

         The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, to increase the Corporation's capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.

                                  LEGAL MATTERS

         The law firm of Foster, Swift, Collins & Smith, P.C., Lansing, Michigan, rendered an opinion regarding the validity of the Common Stock covered by this Prospectus.

                                     EXPERTS

         The consolidated financial statements and schedules of the Corporation and its subsidiary which are incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Crowe, Chizek and Company LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

                  The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be:


                  Registration Fee*                  $     269.10
                  Legal Fees and Expenses                2,500.00
                  Accountant's Fees and Expenses         1,800.00
                  Printing Fees and Expenses               400.00
                  Miscellaneous Expenses                   200.00
                                                     ------------

                           TOTAL                     $   5,169.10
                                                     ============

                  *Actual; other expenses are estimated

Item 15. Indemnification of Directors and Officers

                  Under Sections 561-567 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

                  The Registrant is obligated under its Articles of Incorporation and Bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. The Registrant and its directors and officers in their capacities as such are insured against liability for wrongful acts.

Item 16. Exhibits.


                  The following exhibits have been filed as part of this registration statement:

         Exhibit Number                        Description
         --------------                        -----------
           5                          Opinion of Counsel.

          23.1                        Consent of Crowe Chizek.

          23.2                        Consent of Counsel (see Exhibit 5).

          24                          Power of Attorney.

          99.1                        Authorization Card.

          99.2                        Letter to Shareholders Concerning Plan.

          99.3 The Commercial National Financial Corporation Dividend Reinvestment Plan is set forth in full in the Prospectus.


Item 17. Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

                           (i)      to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registrant Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, State of Michigan, on the 23 day of May, 2002.

                                           COMMERCIAL NATIONAL
                                           FINANCIAL CORPORATION


                                    By: /s/ Jeffrey S. Barker
                                       ----------------------------------------
                                            Jeffrey S. Barker
                                    Its: President and Chief Executive Officer




                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JEFFREY S. BARKER and PATRICK G. DUFFY, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Date                                    Name and Title

May 23, 2002                        /s/ Jeffrey S. Barker
                                    --------------------------------------------
                                    Jeffrey S. Barker
                                    President, Chief Executive Officer and
                                    Director (Principal executive officer)

May 23, 2002                        /s/ Patrick G. Duffy
                                    --------------------------------------------
                                    Patrick G. Duffy
                                    Executive Vice President, Chief Financial
                                    Officer and Director (Principal financial
                                    and accounting officer)

May 23, 2002                        /s/ Richard F. Abbott
                                    --------------------------------------------
                                    Richard F. Abbott, Director

May 23, 2002                        /s/ Jefferson P. Arnold
                                    --------------------------------------------
                                    Jefferson P. Arnold, Director

May 23, 2002                        /s/ Donald J. Dewey
                                    --------------------------------------------
                                    Donald J. Dewey, Director

May 23, 2002                        /s/ David A. Ferguson
                                    --------------------------------------------
                                    David A. Ferguson, Director

May 23, 2002                        /s/ Paul B. Luneack
                                    --------------------------------------------
                                    Paul B. Luneack, Director

May 23, 2002                        /s/ Kim C. Newson
                                    --------------------------------------------
                                    Kim C. Newson, Director

May 23, 2002                        /s/ Howard D. Poindexter
                                    --------------------------------------------
                                    Howard D. Poindexter, Director

May 23, 2002                        /s/ Scott E. Sheldon
                                    --------------------------------------------
                                    Scott E. Sheldon, Director

                                  EXHIBIT INDEX



Exhibit Number                        Description

    5                          Opinion of Counsel.

   23.1                        Consent of Crowe Chizek.

   23.2                        Consent of Counsel (see Exhibit 5).

   24                          Power of Attorney (included on Page II-4 hereof).

   99.1                        Authorization Card.

   99.2                        Letter to Shareholders Concerning Plan.

   99.3                        The Commercial National Financial
                               Corporation Dividend Reinvestment Plan is set forth in full in the Prospectus.